As filed with the U.S. Securities and Exchange Commission on December 2, 2022.

Registration No. 333-262204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HENGGUANG HOLDING CO., LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1666 Chenglong Road,

Section 2, Building 2, 5th Floor

Longquanyi District,

Chengdu, Sichuan Province,

China 61000

c/o Jiulin Zhang

+86 (400) 028-1990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay Kaplowitz, Esq. Huan Lou, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Telephone: (212) 930-9700	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 Telephone: (703) 919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 9 to the Registration Statement on Form F-1 (File No. 333-262204) of Hengguang Holding Co., Limited is being filed solely for the purpose of filing revised Exhibit 8.3, Exhibit 23.3, and Exhibit 99.2 to the Registration Statement. Accordingly, this Amendment consists of the facing page, this explanatory note, Part II of the Registration Statement (including the signature page and the exhibits index) and the filed exhibits only. The prospectus, constituting Part I of the Registration Statement, is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, People’s Republic of China, on December 2, 2022.

By:	/s/ Jiulin Zhang
Name:	Jiulin Zhang
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Yao-te Wang
Name:	Yao-te Wang
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jiulin Zhang	Chief Executive Officer and Chairman of the Board	December 2, 2022
Jiulin Zhang	(Principal Executive Officer)

/s/ Yao-te Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	December 2, 2022
Yao-te Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 2, 2022.

Sichenzia Ross Ference LLP

By:	/s/ Jay Kaplowitz
Name:	Jay Kaplowitz
Title:	Partner

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EXHIBIT INDEX

1.1**	Form of Underwriting Agreement
3.1**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1**	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2**	Form of Underwriter’s Warrant
5.1**	Form of Opinion of Ogier regarding the validity of the Class A Ordinary Shares and Underwriter’s Warrants
5.2**	Form of Opinion from Sichenzia Ross Ference LLP
8.1**	Opinion of Jingtian & Gongcheng regarding certain Mainland PRC Tax matters (included in Exhibit 99.2)
8.2**	Ogier Tax Opinion
8.3*	Sicheniza Ross Ferrence LLP Tax Opinion
10.1**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.2**	Employment Agreement between the Registrant and the Chief Executive Officer of the Registrant
10.3**	Translation of Exclusive Management Consulting and Service Agreement, dated December 3, 2020 between Heng Guang Insurance and WFOE
10.4**	Translation of Equity Pledge Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.5**	Translation of Exclusive Option Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.6**	Translation of Proxy Agreement, dated December 3, 2020, among WFOE, Heng Guang Insurance and Heng Guang Insurance Shareholders
10.7**	Translation of Asset Purchase Agreement between Heng Guang Insurance and Heng Yun Da dated June 25, 2021
10.8**	Employment Agreement between the Registrant and the Chief Financial Officer of the Registrant
10.9**	Translation of the Supplementary Agreement to the Exclusive Management Consulting and Service Agreement, dated March 29, 2022 between Heng Guang Insurance and WFOE
10.10**	Translation of the Supplementary Agreement to the Asset Purchase Agreement, between Heng Guang Insurance and Heng Yun Da
10.11**	Form of Amendment No. 1 to Employment Agreement between the Registrant and the Chief Financial Officer of the Registrant
10.12**	Form of Amendment No. 2 to Employment Agreement between the Registrant and the Chief Financial Officer of the Registrant
21.1**	Principal subsidiaries and consolidated affiliated entities of the Registrant
23.1**	Consent of KCCW Accountancy Corp., Independent Registered Public Accounting Firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Jingtian & Gongcheng, Mainland PRC counsel (included in Exhibit 99.2)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Jingtian & Gongcheng, Mainland PRC counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements
99.3**	Consent of Guangming Liu, independent director nominee
99.4**	Consent of Edward Rhodes, independent director nominee
99.5**	Consent of Haosong Zhang, independent director nominee
107**	Registration fee table

*	Filed herewith.
**	Previously filed.

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